Exhibit 10.23

LINE OF CREDIT EXTENSION AGREEMENT (the “Extension Agreement”) made this 24th day of February, 2008 by and between First Capital Business Development, LLC, a Colorado limited liability company, located at 16293 East Dorado Place, Centennial, CO 80015 (the “Lender”) and IPtimize, Inc., a Delaware corporation located at 2135 S. Cherry Street, Suite 200, Denver, Colorado 80222 (the “Company”). The Lender and the Company are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, pursuant to a written secured Line of Credit Agreement between the Parties dated July 2, 2007 (the “Line of Credit Agreement”) and annexed 11.45% promissory note in the principal amount of $330,000 (the “Original Note”) the Lender advanced an aggregate of $302,755 to the Company as of the date of this Extension Agreement, accrued an aggregate of $21,970 in interest which aggregated $324,725 (the “Credit Line Balance”), and which became due and payable on October 2, 2007 (the “Original Due Date”); and

WHEREAS, the Company desires to extend the Original Due Date until March 31, 2009 (the “New Due Date”); and

WHEREAS, the Lender is willing to extend the Original Due Date until the New Due Date on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the receipt and adequacy of which is hereby acknowledged and accepted, the Parties hereby jointly and severally agree as follows:

1. Extension of the Original Due Date. By virtue of the execution of this Agreement, the Lender hereby extends the Original Due Date to the New Due Date (the “Extension”).

2. Adjustment of the Interest Rate. The Credit Line Balance includes an aggregate of $21,969.75 in interest accrued at the rate of 11.45% per annum through the Original Due Date. In light of the Company’s default from the Original Due Date through the date of this Agreement, the Company hereby covenants and agrees that interest on the $302,755 advanced through the date of this Agreement shall be recalculated at Twelve and 99/100 (12.99%) percent per annum through March 1, 2008, and shall aggregate $21,970. As a result the Credit Line Balance shall hereinafter in this Agreement be an aggregate of $324,725.

3. Payment of Interest on the Credit Line Balance. Commencing on March 1, 2008 and monthly thereafter on the first day of each month through March 31, 2009, and unless sooner converted by the Lender as hereinafter provided in Section 6 or prepaid by the Company as hereinafter provided in Section 5, the Company shall pay monthly interest on the $324,725 Credit Line Balance.

4. New Promissory Note. As a result of the change in interest rate and the extension of the due date, the Original Note is hereby superseded and replaced by the 12.99% secured and convertible promissory note annexed to this Extension Agreement as Exhibit “A” and hereby incorporated herein by reference (the “New Note”). Simultaneously with the execution of this Agreement, the Lender shall surrender the Original Note to the Company for destruction. Following the execution of this Agreement, the Original Note shall be void and of no further force or effect.

5. Prepayment Option. The Company shall have the exclusive and non-transferable right and option at any time following the Conditions Precedent (as that term is defined below in this Section 5) to demand that the Lender surrender the New Note to the Company for prepayment of the outstanding principal and accrued interest due thereunder (the “Prepayment Option”). The Company cannot exercise the Prepayment Option and prepay the New Note until and unless it furnishes the Lender with 30 days advanced written notice of the Company’s exercise of the Prepayment Option (the “Prepayment Option Notice”). The Prepayment Option Notice, which must set forth evidence of compliance with the Conditions Precedent, shall set a closing date not later than five business days after the date of the Prepayment Option Notice where the Company shall repay the New Note in full (the “Prepayment Option Closing”). At the Prepayment Option Closing, the Lender shall surrender the original New Note to the Company against good funds representing full amount of unpaid principal of the New Note and all accrued interest due thereunder.

A. The Conditions Precedent. The Company’s right to exercise the Prepayment Option, to issue a Prepayment Option Notice and prepay the Note is and shall be explicitly conditioned upon the following two conditions: (i) the last sale price (i.e., the closing bid price for the Company’s Common Stock in the Pink Sheet market or the OTC Bulletin Board market as reported by the Pink Sheets, LLC, NASDAQ or similar publisher of such quotations) for 20 consecutive trading days shall be $1.35 or greater; and (ii) a minimum average daily trading volume of 50,000 shares during such 20 day trading period (collectively the “Conditions Precedent”). The Prepayment Option Notice shall be mailed to the Lender at its address appearing in this Extension Agreement with a copy sent via email to ggraham@fstcapital.com and shall be effective as of the day sent. The Lender shall have the absolute right to convert all or any portion of the New Note at any time prior to repayment by the Company without regard to or compliance with the Prepayment Option.

6. Consideration. In consideration for the Extension the Company shall grant the following to the Lender:

A. Conversion Right. The Lender shall have the exclusive right and option, at any time and from time to time prior to the New Due Date and not thereafter, to convert the entire unpaid principal balance and all unpaid interest comprising the Credit Line Balance into an aggregate of 721,611 fully paid and non-assessable shares of the Company’s Common Stock, $.001 par value per share (the “Conversion Shares”) at $.45 per Conversion Share (the “Conversion Price”) on the following terms and conditions:

1.) Manner of Conversion. On the Lender’s presentation to the Company of a duly executed Notice of Conversion in the form annexed to the New Note together with the original executed copy of the New Note, the Lender shall be entitled, subject to the limitations herein contained, to receive in exchange therefore a certificate or certificates for fully paid and non-assessable Conversion Shares at the Conversion Price per Conversion Share. The New Note shall be deemed to have been converted and the person converting the same to have become the holder of record of Conversion Shares, for the purpose of receiving dividends and for all other purposes whatever as of the date when the Notice of Conversion and the New Note are surrendered to the Company as aforesaid.

2.) No Fractional Shares. No fractional Conversion Shares shall be issuable upon any conversion, it being intended and agreed that the number of Conversion Shares to be received by a Lender upon conversion of the New Note be rounded out (up or down) to the nearest whole share.

B. Common Stock Purchase Warrant. Simultaneously with the execution of this Extension Agreement, the Company shall issue and deliver to the Lender a warrant in the form annexed hereto as Exhibit “B” and hereby incorporated herein by reference with a five (5) year term (the “Warrant”) entitling the Lender to purchase an aggregate of one share of the Company’s Common Stock, $.001 par value per share (the “Common Stock”) for each $.90 of the Credit Line Balance advanced to the Company (the “Warrant Shares”) or an aggregate of 360,806 Warrant Shares. The Warrant shall be exercisable at a price of $.45 per Warrant Share the price paid by investors in the Company’s recently concluded private bridge financing. The Company hereby covenants and agrees to register the Warrant Shares issuable upon the Lender’s exercise of the Warrant in the first Registration Statement filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, so as to enable the Lender to resell its Warrant Shares from time to time in the Pink Sheet or OTCBB market or in privately-negotiated transactions. The Company shall pay the usual costs of such registration. The Lender shall be entitled to exercise the Warrant on a cashless basis.

7. MISCELLANEOUS.

7.1 Expenses. Regardless of whether or not the transaction contemplated herein is consummated, the Company shall promptly pay and be responsible for all costs, fees and expenses incurred by them in connection with this Extension Agreement and the transaction contemplated hereby.

7.2 Amendment and Assignment. This Extension Agreement may not be amended or assigned except by an instrument in writing signed on behalf of each of the Parties hereto.

7.3 Waiver. The failure of any Party to insist upon strict performance of any of the provisions of this Extension Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any of provision, term, condition, warranty or representation contained herein.

7.4 Binding Effect. All of the terms and provisions of this Extension Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the respective successors and assigns of the Parties.

7.5 Entire Agreement. Each of the Parties covenants that this Extension Agreement, is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the Parties.

7.6 Governing Law. This Extension Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of Colorado irrespective of the place of domicile or residence of any Party.

7.7 Originals. This Extension Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

7.8 Addresses of the Parties. Each Party shall at all times keep the other Party informed of its residence or principal place of business if different from that stated herein, and promptly notify the other of any change, giving the address for that Party.

7.9 Notices. Unless otherwise specifically provided for elsewhere in this Extension Agreement, any notices and other communications required to be given pursuant to this Extension Agreement shall be in writing and shall be effective when delivered by hand or upon receipt if sent by mail (registered or certified mail, postage prepared, return receipt requested) or overnight package delivery service or upon transmission if sent by telex or facsimile (with request for confirmation of receipt in a manner customary for communications of such respective type), except that if notice is received by telex or facsimile after 5:00 P.M. local time on a business day at the place of receipt, it shall be effective as of the following business day.

IN WITNESS WHEREOF, each of the Parties has executed this Extension Agreement on the date first written above.

IPTIMIZE, INC.

By:	/s/ Ron Pitcock,
Ron Pitcock, Chief Executive Officer

FIRST CAPITAL BUSINESS DEVELOPMENT, LLC

By:	/s/ Gary J. Graham
Gary J. Graham, Manager

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EXHIBIT “A”

12.99% SECURED CONVERTIBLE PROMISSORY NOTE

February 24, 2008	$324,725

FOR VALUE RECEIVED, IPtimize, Inc., a Delaware corporation located at 2135 S. Cherry Street, Suite 200, Denver, Colorado 80222 (hereinafter referred to as the “Maker”) promises to pay to the order of First Capital Business Development, LLC, a Colorado limited liability company located at 16293 East Dorado Place, Centennial, Colorado, USA, 80015 (hereinafter referred to as the “Holder”), in lawful money of the United States, the principal sum of Three Hundred Twenty Four Thousand Seven Hundred Twenty Five and 00/100 ($324,725) Dollars (the “Credit Line Balance”) in a single payment on the Due Date (as hereinafter defined) of this promissory note (the “New Note”), together with interest on the unpaid Credit Line Balance at the rate of 12.99% percent per annum and payable monthly commencing on March 1, 2008. The full Credit Line Balance shall be due and payable on March 31, 2009 (the “Due Date”).

1. Prepayment Option. The Maker shall have the exclusive right and option, without penalty, to prepay the Credit Line Balance as provided in Section 5 of a Line of Credit Extension Agreement between the Maker and the Holder of even date herewith, to which this New Note is attached as an exhibit, the text of which is hereby incorporated into this New Note by reference (the “Extension Agreement”).

2. Conversion. The Holder shall have the right and option to convert this New Note into 721,611 shares of the Maker’s Common Stock as provided in Section 6A of the Extension Agreement. The Capitalized terms of Section 6A shall have the same meaning in this New Note.

3. Collateral Security. As collateral security for the Maker’s repayment of the Credit Line Balance to the Holder, the Maker hereby grants to the Holder and the Holder hereby accepts, a continuing first lien and security interest (the “First Lien”) in any and all of the un-pledged or encumbered tangible and intangible assets of the Maker including but not limited to the Maker’s intellectual property (collectively the “Assets”).

4. Security Documents and Fees. Simultaneously with the execution and delivery of this New Note, and upon the written request of the Holder, the Maker shall execute and deliver to the Holder a UCC-1 financing statement evidencing the Holder’s security interest in the Assets. In addition, the Maker hereby specifically agrees and consents that a photocopy or other reproduction of this New Note shall be deemed to be the legal equivalent of a financing statement and may be filed with any county clerk as evidence of the Holder’s security interest in the Assets.

5. Events of Default. The following default provisions shall be applicable to this New Note:

A. Events of Default. The occurrence of any of the following events shall be an event of default under this Agreement (“Events of Default”):

1.). The material breach of any representation, warranty or covenant of the Maker contained in the July 2, 2007 Line of Credit Agreement, the text of which is hereby incorporated herein by reference, and not cured within fifteen (15) days of written notice of such breach;

2.). If the Maker: (i) files a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (ii) makes an assignment for the benefit of its creditors; (iii) consents to or acquiesces in the appointment of a receiver, liquidator or trustee of itself or of the whole or any part of its properties and assets; (iv) files a petition or answer seeking for itself reorganization, arrangement, composition, readjustment. liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (v) on a petition in bankruptcy filed against it, is adjudicated a bankrupt; or (vi) is served with a three-day (3) notice to quit any of its leasehold premises, which notice is not discharged or contested in good faith by appropriate proceedings prior to the initiation of an unlawful suit against the Maker;

3.) If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of acquiescence of the Maker, as a receiver, liquidator or trustee of the Maker, or of the whole or any substantial part of its properties and assets, or approving a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order judgment or decree shall remain un-vacated or not set aside or un-stayed for an aggregate of thirty (30) days, whether or not consecutive, from the date of the entry thereto; or if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Maker or the whole or any substantial part of its operations and assets and such custody and control shall remain un-terminated or un-stayed for an aggregate of thirty (30) days, whether or not consecutive, from the date of assumption of such custody or control.

B. Due and Payable. Upon the occurrences of any such Event of Default, the Lender at its option and exercised by written notice to the Maker, shall deem the principal under this New Note, together with the interest and charges accrued thereon, become immediately due and payable. The Lender may exercise any or all of the rights and remedies granted under the provisions of the Uniform Commercial Code of the State of Colorado (as now or hereafter in effect). Any proceeds realized from the disposition of the assets of the Maker under bankruptcy or liquidation provisions, shall: (i) first be applied to the payment of any wages due to any employees of the Maker, pursuant to Colorado Department of Labor statutes; (ii) then to any secured indebtedness of the Maker; (iii) then to any expenses incurred by the Lender in connection with the disposition; and (iv) the balance shall be applied to the payment of the Credit Line Balance; (v) then to any trade or vendor indebtedness; (vi) thereafter to any other indebtedness and the equity shareholders of the Maker. Any surplus proceeds shall be an asset of the Maker. In the event such proceeds prove insufficient to satisfy all indebtedness secured hereunder, then the Maker shall be liable for the deficiency.

C. Other Remedies. The rights, powers and remedies granted to the Lender pursuant to the provisions of this New Note shall be in addition to all the rights, powers and remedies granted to the Lender under any statute or rule of law. Any forbearance, failure or delay by order, exercising any right, power or remedy under this New Note shall not be deemed to be waiver of such right, power or remedy. Any single or partial exercise (if any right, power or remedy under this New Note shall not preclude the further exercise thereof, and every right, power and remedy of the Lender under this New Note shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument executed by the Lender.

D. Waiver. The Maker for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Lender may extend the time for payment or otherwise modify the terms of payment or any part or the whole of the Line of Credit. To the fullest extent permitted by law, the Maker waives the statute of limitations in any action brought by the Lender in connection with this Agreement and the right to a trial by jury.

6. Waiver of Presentment, Etc. The Maker hereby waives presentment for payment, demand, notice of non-payment and dishonor, protest and notice of protest and waives trial by jury in any action or proceeding arising on, out of, under or by reason of this New Note. The rights and remedies of the Holder shall be deemed cumulative and the exercise of any right or remedy shall not be regarded as barring any other remedy or remedies. The institution of any action or recovery any portion of the indebtedness evidenced by this New Note shall not be deemed a waiver of any other right of Holder.

7. Notices. Any notice required or contemplated by this New Note shall be deemed sufficiently given when delivered in person or sent by registered or certified mail or priority overnight package delivery service to the principal office of the party entitled to notice or at such other address as the same may designate in a notice for that purpose. All notices shall be deemed to have been made upon receipt, in the case of mail or personal delivery, or on the next business day, in the case of priority overnight package delivery service.

8. Non-Assignability. This New Note may not be sold, assigned, pledged or hypothecated by the Maker without the written consent of the Holder, or transferred by the Holder without the consent of the Maker, neither which consents shall be unreasonably withheld.

9. Headings. The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

IPtimize, Inc.

By:	/s/ Ron Pitcock,
Ron Pitcock, Chief Executive Officer

EXHIBIT “B”

COMMON STOCK PURCHASE WARRANT

THE WARRANT EVIDENCED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE WARRANT OR SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH DISPOSITION IS THEN IN EFFECT OR UNLESS THE PERSON PROPOSING TO MAKE THE DISPOSITION SHALL FURNISH, WITH RESPECT TO SUCH DISPOSITION, AN OPINION OF COUNSEL SATISFACTORY TO IPTIMIZE, INC. TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE ACT (OR ANY SUPERSEDING STATUTE) OR ANY APPLICABLE STATE SECURITIES LAWS.

IPTIMIZE, INC.

COMMON STOCK PURCHASE WARRANT

This certifies that, for value received, First Capital Business Development, LLC, a Colorado limited liability company, located at 16293 East Dorado Place, Centennial, CO 80015 (the “Lender”) or the Lender’s permitted assigns, is entitled, subject to the terms and conditions hereinafter set forth in this Common Stock Purchase Warrant (the “Warrant”) at any time after issuance and delivery hereof, but before 5:00 o’clock p.m., Colorado time on the fifth anniversary of the execution of this Warrant, and not thereafter (the “Expiration Date”), to purchase an aggregate of 360,806 shares of Common Stock, $.001 par value per share, of IPtimize, Inc., a Delaware corporation located at 2135 South Cherry Street, Suite 200, Denver, Colorado 80222 (the “Company”) (the Warrant Shares”). The purchase price payable upon the exercise of this Warrant shall be $0.45 per Warrant Share (the “Warrant Price”). The Warrant Price shall be paid in lawful funds of the United States of America payable in cash or by certified or official bank check. The number of Warrant Shares has been computed on the basis of one Warrant Share for every $.90 loaned to the Company by the Lender pursuant to a Line of Credit Agreement between the Company and the Lender dated July 2, 2007 as modified by a Line of Credit Extension Agreement dated February 24, 2008 to which this Warrant is attached as an exhibit.

Upon delivery of this Warrant duly executed, together with payment of the entire Warrant Price for all or any portion of the Warrant Shares at the principal office of the Company, or at such other address as the Company may designate by notice in writing to the Lender, the Lender shall be entitled to receive a certificate or certificates for the Warrant Shares. All shares of the Company’s common stock (the “Common Stock”) which may be issued upon the exercise of this Warrant will, upon issuance and payment therefore in accordance with the terms hereof, shall be fully paid and non-assessable and free from any taxes, liens, and charges with respect thereto.

This Warrant is subject to the following terms and conditions:

1. Exercise of Warrant. This Warrant may be exercised either on a payment or cashless basis by the Lender furnishing the Company with written notice of its intention to exercise the Warrant and the manner it wishes to do so, i.e., cashless or not (the “Exercise Notice”). The Exercise Notice shall set a closing date not more than 20 days after the date of the Exercise Notice but not later than the Expiration Date (a “Closing Date”) and set forth the number of warrant Shares the Lender intends to purchase. On a Closing Date, the purchase of the number of Warrant Shares shall take place at the offices of the Lender or at such other place as the Parties shall mutually agree. In the event the Lender fails to exercise the Warrant and set a Closing Date before the expiration of the Expiration Period this Warrant shall expire and thereafter be and be deemed to be null and void and of no further force or effect. For the purposes of this Agreement, a “Cashless Exercise” shall mean an exercise of the Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the Lender may exercise the Warrant with respect to any number of Warrant Shares without payment of the Exercise Price in cash by surrendering such Warrant and, in exchange therefore, receiving such number of Warrant Shares equal to the product of (1) that number of Warrant Shares for which such Warrant is being exercised and which would be issuable in the event of such exercise with payment in cash of the Exercise Price and (2) the Cashless Exercise Ratio (as defined below). The “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is the excess of the “Fair Market Value” (Fair Market Value on a given date means the average of the high and low price of a share of Common Stock, as reported by the principal securities exchange or other trading system on which the Common Stock is traded) per share of Common Stock on the date of exercise over the exercise price per share of Common Stock as of the date of exercise and the denominator of which is the Fair Market Value per share of Common Stock on the date of exercise. Upon surrender of the Warrant exercisable for more than one Warrant Share in connection with the Lender’s option to elect a Cashless Exercise, the Lender must specify the number of Warrant Shares for which the Warrant certificate is to be exercised (without giving effect to such Cashless Exercise). All provisions of this Warrant shall be applicable with respect to a Cashless Exercise of the Warrant for less than the full number of Warrant Shares represented thereby. In the event of an exercise of the Warrant for less than all the Warrant Shares (after giving effort to the Cashless Exercise) the Company shall promptly issue to the Lender a new Warrant representing the right to purchase the balance of such Warrant Shares containing the same terms and provisions as are contained in this Warrant.

2. Charges, Taxes and Expenses. The issuance of certificates for shares of the Common Stock upon the exercise of this Warrant shall be made with charges to the Lender hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Warrant holder, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the Lender; provided, however, that in the event that certificate for shares of Common Stock are to be issued in a name other than the name of the Lender, this Warrant when surrendered for exercise shall be duly executed by the Lender hereof in person or by an attorney duly authorized in writing.

3. Certain Obligations of the Company. The Company agrees that it will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and non-assessable shares of Common Stock at the Warrant Price.

4. Notice to Warrant Holder. So long as this Warrant is outstanding: (i) if the Company shall pay any dividend or make any distribution upon the Common Stock; or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of stock of any class or any other rights; or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into any corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company may cause to be mailed by certified mail to the Lender hereof, at least 15 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up.

5. Adjustment to Warrant Price. If at any time during the term of this Warrant the Company shall subdivide, forward split or reverse split the outstanding shares of Common Stock, the Warrant Price in effect immediately prior to such subdivision, forward split, or reverse split shall be proportionately decreased or increased as the case may be, so that the Warrant holder’s percentage ownership interest in the Company shall not change effective at the close of business on the date of such action. This is not an anti-dilution provision.

6. Registration. The Company hereby covenants and agrees to include the Warrant Shares in the Registration Statement as that term is defined in Section 1.7 of the Agreement to which this Warrant is attached as an exhibit. The Warrant Shares shall be subject to the restrictions and limitations contained in Section 1.7 of the Agreement.

7. Miscellaneous.

A. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise holder in full.

B. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the heirs, representatives and estate of the Lender.

C. The Lender of this Warrant shall not be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose.

D. This Warrant may not be divided into separate Warrants.

E. This Warrant and all rights hereunder shall be transferable by the Lender so long as the Lender; (i) furnishes the Company with prior written notice of the name and address of the assignee and whether this Warrant has been assigned or transferred in whole or in part; and (ii) such assignment or transfer does not violate the Securities Act of 1933, as amended. The Company may deem and treat the Lender of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

F. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the undersigned thereunto duly authorized, as of the date indicated below.

Dated:  Denver, Colorado

    February 24, 2008

IPTIMIZE, INC.

By:	/s/ Ron Pitcock,
Ron Pitcock, Chief Executive Officer

FORM OF SUBSCRIPTION

(To be signed only upon exercise of the Warrant.)

To: IPtimize, Inc.:

The undersigned, the holder of this Warrant, hereby irrevocably elects to exercise the purchase rights represented by this Warrant for, and to purchase thereunder, pursuant to and in accordance with the terms of this Warrant,              Shares of Common Stock, $.001 par value per share of IPtimize, Inc., and herewith makes payment of the Warrant Price per share of Common Stock, or an aggregate of $            , and requests that a certificate for such shares of Common Stock be issued in the name of and be delivered to                     , whose address is                                                  .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant